Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act of any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing and/or incorporation by reference of this agreement as an exhibit thereto. The agreement shall remain in full force and effect until revoked by either party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date written below.

Dated: September 18, 2019

John C. Goff		GFS Contango GP, LLC
			By:	its Managing Member, GFS Management, LLC
By:	/s/ John C. Goff		By:	its Managing Member, Goff Focused Strategies LLC

Goff MCF Partners, LP
By: its General Partner, GFS Contango GP, LLC
		By:	/s/ John C. Goff
John C. Goff, Chief Executive Officer

By:	/s/ John C. Goff	GFS Management, LLC
	John C. Goff, Chief Executive Officer		By:	its Managing Member, Goff Focused Strategies LLC

Goff Family Investments, LP
By: its General Partner, Goff Capital, Inc.

		By:	/s/ John C. Goff
John C. Goff, Chief Executive Officer

By:	/s/ John C. Goff
	John C. Goff, Chief Executive Officer	Goff Focused Strategies LLC

Goff Capital, Inc.

		By:	/s/ John C. Goff
John C. Goff, Chief Executive Officer
By:	/s/ John C. Goff
	John C. Goff, Chief Executive Officer	GFT Strategies, LLC
			By:	its Managing Member, John C. Goff 2010 Family Trust
John C. Goff 2010 Family Trust

By:	/s/ John C. Goff	By:	/s/ John C. Goff
	John C. Goff, Sole Trustee	John C. Goff, Trustee